UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2003

PROTEIN DESIGN LABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19756	94-3023969
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

34801 Campus Drive
Fremont, California    94555
(Address of principal executive offices including zip code)

(510) 574-1400
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

99.1    Press Release dated April 29, 2003.

Item 9. Regulation FD Disclosure

On April 29, 2003, Protein Design Labs, Inc. ("PDL") announced its financial results for the quarter ended March 31, 2003. A copy of PDL's press release is attached hereto as Exhibit 99.1.

In accordance with SEC Release No. 33-8216, the information in this Form 8-K and the exhibit attached hereto are being furnished under Item 9 rather than under Item 12.

Use of Non-GAAP Financial Information

To supplement the information that is presented in accordance with generally accepted accounting principles in the United States ("GAAP"), in its forward-looking guidance PDL uses non-GAAP measures of costs and expenses and net loss that exclude a certain acquisition-related charge for acquired in-process research and development. We believe that non-GAAP measures enhance an investor's overall understanding of our financial performance and future prospects by excluding expenses that in management's view are unrelated to our core operations and whose inclusion may make it more difficult for investors to compare our results from period to period.

SIGNATURES

Pursuant to the requirement of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 29, 2003

PROTEIN DESIGN LABS, INC.

By:	/s/ Sergio Garcia-Rodriguez

Sergio Garcia-Rodriguez
Vice President, Legal and General Counsel

INDEX TO EXHIBITS

Exhibit	Description
99.1*	Press release dated April 29, 2003

*    Also provided in PDF format as a courtesy.